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                                                                    EXHIBIT 10.1

          THIS AGREEMENT between Champion International Corporation, a New York corporation (the "Company"), and Andrew C. Sigler (the "Executive") is effective as of August 15, 1996.

          WHEREAS, the Company and the Executive entered into a Restated Agreement as amended February 19, 1987 and as further amended as of April 21, 1988, August 18, 1988, September 19, 1991 and November 17, 1994 (the "Restated Agreement"); and

          WHEREAS, the Company and the Executive entered into a Letter Agreement dated November 17, 1994 (the "Letter Agreement"); and

          WHEREAS, the parties desire to amend the Restated Agreement and the Letter Agreement in the manner set forth below;

          NOW THEREFORE, it is hereby agreed by and between the parties as follows:

          1. The first sentence of subparagraph 9(b)(i) of the Restated Agreement is hereby amended in its entirety to read:

               "Effective August 15, 1996, the Executive is indefeasibly vested, subject to subparagraph 9(b)(iv) and paragraph 10, in a monthly retirement allowance, subject to any reduction required by subparagraph 9(b)(iii), equal to one-twelfth (1/12) of ninety percent (90%) of the Executive's Average Annual Compensation, as hereafter defined, less one-twelfth (1/12) of fifty percent (50%) of the Executive's annual Social Security Benefits."

     2. The last paragraph on page 1 of the Letter Agreement is hereby amended in its entirety to read:

               "In consideration for the performance of the duties of advisor and consultant, you will be compensated at an annual rate of $50,000 for a period of five years from the date of your retirement; you also will be provided, for a period of ten years from the date of your retirement, with suitable office accommodations, appropriate secretarial and chauffeur services, all telephone, fax and other customary administrative support services that you may require and the use of an airplane on the terms more fully described in Exhibit "A" hereto. Each annual payment of $50,000 will be made in a single lump sum on the anniversary of the date of your retirement. You also will be entitled to reimbursement for all reasonable expenses incurred in the performance of your duties as advisor and consultant."

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               3.  A new Exhibit A is attached to and made a part of the Letter
Agreement in the form attached hereto.

               4. The Restated Agreement and the Letter Agreement as amended by this Agreement shall be governed by and construed in accordance with the laws of the State of New York.

               5. The Company and the Executive understand and agree that all references in the Restated Agreement and the Letter Agreement to the provisions thereof that are amended hereby shall be deemed to be references to such provisions as amended hereby.

          6. Except as amended hereby, all of the terms and conditions set forth in the Restated Agreement and the Letter Agreement shall continue in full force and effect without change.

          IN WITNESS WHEREOF, the Company has caused this Agreement to be executed and its seal to be affixed hereto, and the Executive has executed this Agreement, all as of August 15, 1996.

                         CHAMPION INTERNATIONAL  CORPORATION




                         By /s/ Lawrence G. Rawl
                            -------------------------------------
                            Chairman of the Compensation and Stock
                            Option Committee

ATTEST:


/s/ Lawrence A. Fox
------------------------------
Vice President and Secretary



                                /s/ Andrew C. Sigler
                                --------------------------------
                                Andrew C. Sigler


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                                  EXHIBIT  A
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Description of Airplane
-----------------------

          The airplane which will be made available for Sigler's use is the King Air C 90 B currently owned by Champion. In the event said airplane is damaged to the extent that it cannot be repaired, or is sold or otherwise disposed of by Champion, a substantially similar airplane will be made available by Champion for Sigler's use.



Certain Reimbursements by Sigler
--------------------------------

          Sigler shall pay to Champion for his use of the airplane $500 multiplied by the number of inflight hours during which he uses the airplane. Such payments shall be made by Sigler periodically upon receipt of invoices from Champion. The hourly rate set forth above may be adjusted from time to time based upon and in proportion to increases or decreases in Champion's direct hourly cost of operating the airplane. The term "direct hourly cost" includes costs of fuel, maintenance, insurance, parts, landing and parking fees, pilots' travel expenses, and catering and miscellaneous expenses. No payments shall be required from Sigler for time during which he uses the airplane in connection with consulting assignments from Champion.

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